UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 9, 2019
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Directors
On April 9, 2019, the Board of Directors (the “Board”) of Palo Alto Networks, Inc., a Delaware corporation (the “Company”), increased the size of the board from eleven to thirteen and appointed (a) Lorraine Twohill to the Board, to serve as a class III director whose term expires at the annual meeting to be held in 2020 and (b) Rt Hon Sir John Key to the Board, to serve as a class I director whose term expires at the annual meeting to be held in 2021. The Board has not determined committee appointments for either Ms. Twohill or Sir John at this time.
Ms. Twohill, age 47, currently serves as Google LLC’s (formerly Google, Inc.) Chief Marketing Officer, a position she has held since June 2009. From July 2003 until June 2009, she served as Google’s Head of Marketing Europe, Middle East and Africa. Ms. Twohill previously served on the board of directors of Williams-Sonoma, Inc., a consumer retail company that sells kitchenwares and home furnishings, from January 2012 until May 2017. Ms. Twohill holds joint honors degrees in International Marketing and Languages from Dublin City University. Ms. Twohill was selected to serve on our board of directors due to her extensive marketing knowledge, with over 25 years of experience, and her strong insight into brand management and global issues.
Rt Hon Sir John Key, age 57, retired, was a Member of Parliament for Helensville in New Zealand until April 2017. He served as Prime Minister of New Zealand from November 2008 to December 2016, having commenced his political career as a Member of Parliament for Helensville in July 2002. Prior to his political career, he had a nearly twenty-year career in international finance, primarily for Bankers Trust of New Zealand and Merrill Lynch in Singapore, London and Sydney. Sir John serves as the chairman and member of the board of directors of ANZ Bank New Zealand Ltd. and is a member of the board of directors of the parent Australia & New Zealand Banking Group Ltd., a public bank that provides various banking and financial products and services. He is also a member of the board of directors of Air New Zealand Ltd., a public domestic and international passenger transport and cargo company. Sir John has a Bachelor of Commerce in Accounting from the University of Canterbury. Sir John was selected to serve on the Board due, in part, to his extensive background in foreign affairs and his career in investment banking and finance.
In connection with Ms. Twohill and Sir John’s appointments to the Board and in accordance with the Company’s Director Compensation Policy, the Board approved an initial award of restricted stock units for each of Ms. Twohill and Sir John having a value of approximately $1,000,000, which will be granted effective April 20, 2019 (the “Grant Date”). These restricted stock units will vest over three years, with one-third of the shares subject to the award vesting on the first anniversary of the Grant Date, and the remaining shares vesting equally over the next two years on a quarterly basis, subject to continued service on the Board on the applicable vesting date. In the event of a change of control, all shares subject to the award would become fully vested and immediately exercisable. The restricted stock units are subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan and its related grant agreements. In addition, the Company expects to grant an annual award of restricted stock units having a value of approximately $300,000 to each of Ms. Twohill and Sir John on the date of each annual meeting of stockholders, beginning with the annual meeting of stockholders to be held in 2020, subject to their respective continued service on the Board. Each annual award of restricted stock units is expected to vest over one year on a quarterly basis. The Company will also reimburse each of Ms. Twohill and Sir John for all reasonable expenses in connection with their respective service to the Company. A copy of each offer letter between Ms. Twohill and Sir John, respectively, and the Company is filed herewith as Exhibit 10.1 and 10.2.
Each of Ms. Twohill and Sir John executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-180620) filed with the Securities and Exchange Commission on July 9, 2012.
There is no arrangement or understanding between Ms. Twohill or Sir John and any other persons pursuant to which either Ms. Twohill or Sir John was elected as a director.

In addition, since the beginning of our last fiscal year through April 1, 2019, both directly and through our channel partners, we have sold an aggregate of approximately $2.6 million of products and services to Google LLC, in arm’s length transactions. In addition, since the beginning of our last fiscal year through April 1, 2019, we have purchased an aggregate of approximately $12.7 million in products and services from Google LLC, in arm’s length transactions. In reviewing Ms. Twohill’s role at Google LLC and our relationship with Google LLC, our Board has determined that this relationship does not impede Ms. Twohill’s ability to act independently on our behalf and on behalf of our stockholders. All future transactions with Google LLC will be subject to our rigorous related party transactions process and policy.
Sir John is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On April 15, 2019, the Company issued a press release announcing the appointment of Ms. Twohill and Sir John as directors. The press release is attached herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter between the Registrant and Lorraine Twohill, dated April 10, 2019.
10.2	Offer Letter between the Registrant and Rt Hon Sir John Key, dated April 10, 2019.
99.1	Press release dated as of April 15, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ JEAN COMPEAU
Jean Compeau
Chief Accounting Officer

Date: April 15, 2019